VTEL CORPORATION

                           1998 RESTRICTED STOCK PLAN


                                TABLE OF CONTENTS


1.       Purpose..................................................................................................1

2.       Definitions..............................................................................................1
         (a)      "Affiliate".....................................................................................1
         (b)      "Available Shares"..............................................................................1
         (c)      "Award".........................................................................................1
         (d)      "Board".........................................................................................1
         (e)      "Change in Control".............................................................................1
         (f)      "Change in Control Price".......................................................................2
         (g)      "Code"..........................................................................................2
         (h)      "Committee".....................................................................................2
         (i)      "Common Stock"..................................................................................2
         (j)      "Company".......................................................................................2
         (k)      "Date of Grant".................................................................................2
         (l)      "Director"......................................................................................2
         (m)      "Disability"....................................................................................2
         (n)      "Effective Date"................................................................................2
         (o)      "Eligible Person"...............................................................................2
         (p)      "Fair Market Value".............................................................................2
         (q)      "Holder"........................................................................................3
         (r)      "Parent"........................................................................................3
         (s)      "Plan"..........................................................................................3
         (t)      "Plan Year".....................................................................................3
         (u)      "Potential Change In Control"...................................................................3
         (v)      "Restriction(s)"................................................................................3
         (w)      "Restricted Period".............................................................................3
         (x)      "Restricted Shares".............................................................................4
         (y)      "Restricted Share Award"........................................................................4
         (z)      "Restricted Share Distributions"................................................................4
         (aa)     "Section 162(m) Maximum"........................................................................4
         (bb)     "Share(s)"......................................................................................4
         (cc)     "Subsidiary"....................................................................................4
         (dd)     "1933 Act"......................................................................................4
         (ee)     "1934 Act"......................................................................................4

3.       Award of Available Shares................................................................................4

4.       Awards...................................................................................................4







5.       Conditions for Grant of Awards...........................................................................5

6.       Termination of Award.....................................................................................6

7.       Acceleration.............................................................................................6

8.       Adjustment of Available Shares...........................................................................6

9.       Transferability of Awards................................................................................7

10.      Issuance of Shares.......................................................................................7

11.      Administration of the Plan...............................................................................8

12.      Tax Withholding..........................................................................................9

13.      Interpretation...........................................................................................9

14.      Amendment and Discontinuation of the Plan...............................................................10

15.      Section 83(b) Election..................................................................................10

16.      Effective Date and Termination Date.....................................................................10


                                VTEL Corporation
                           1998 Restricted Stock Plan


         1. Purpose. The purpose of this Plan is to advance the interests of VTEL Corporation and its Affiliates, and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, upon whose efforts and judgment its success is largely dependent.

         2. Definitions. As used herein, the following terms shall have the meaning indicated:

         (a) "Affiliate" means any entity other than the Parent that is designated by the Board as a participating employer under the Plan, provided that the Parent directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

         (b) "Available Shares" shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

         (c)      "Award" shall mean Restricted Share Award.

         (d) "Board" shall mean the Board of Directors of the Parent.

         (e) "Change in Control" shall mean the first to occur of (i) a merger, consolidation, statutory share exchange or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company that requires the consent or vote of the holders of the Parent's Common Stock, other than a consolidation, merger or share exchange of the Parent in which the holders of the Parent's Common Stock immediately prior to such transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Parent or such surviving entity outstanding immediately after such merger or consolidation; (ii) the shareholders of the Parent approve any plan or proposal for the liquidation or dissolution of the Company; (iii) the cessation of control (by virtue of their not constituting a majority of Directors) of the Board of Directors of the Parent by the individuals (the "Continuing Directors") who (x) on the Effective Date were Directors or (y) become Directors after the Effective Date and whose election or nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the Directors then in office who were Directors at the Effective Date or whose election or nomination for election was previously so approved;
(iv) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of an aggregate of 40% or more of the voting power of the Parent's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Exchange Act) who beneficially owned less than 30% of the voting power of the Parent's outstanding voting securities on the Effective Date, or the acquisition of beneficial ownership of an additional 10% of the voting power of the Parent's outstanding voting securities by any person or group who beneficially owned at least 30% of the voting power of the Parent's outstanding voting securities on the Effective Date; provided, however, that notwithstanding the foregoing, an acquisition shall not be described hereunder if the acquiror is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a wholly-owned subsidiary of the Parent or a corporation owned, directly or indirectly, by the shareholders of the Parent in the same proportions as their ownership of voting securities of the Parent or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (v) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         (f) "Change in Control Price" shall mean the highest price per share paid in any transaction reported on the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control at any time during the 60 day period immediately preceding such occurrence, in each case as determined by the Committee.

         (g) "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

         (h) "Committee" shall mean the Compensation Committee of the Board.

         (i) "Common Stock" shall mean the common stock, par value $.01 per share, of the Parent.

         (j) "Company" shall mean the Parent, its Subsidiaries and Affiliates, except when it shall be appropriate to refer only to VTEL Corporation, then it shall be referred to as "Parent".

         (k) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Award.

         (l) "Director" shall mean a member of the Board.

         (m) "Disability" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism;
(ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

         (n) "Effective Date" shall mean November 2, 1998.

         (o) "Eligible Person" shall mean employees of the Company who the Committee determines have the capacity to substantially contribute to the success of the Company

         (p) "Fair Market Value" shall mean, as of a particular date, such amount as the Committee, in its sole discretion shall determine; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be determined as follows: (i) if Common Stock is listed or admitted for trading on any United States national securities exchange or included in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS") or the NASDAQ Small Cap Market, the mean of the highest and lowest sales prices of the Common Stock on such exchange or system, on the Date of Grant, as reported by The Wall Street Journal, or (ii) if the securities are quoted on the National Association of Securities Dealers Automated Quotation System (but not NASDAQ/NMS or NASDAQ Small Cap Market) or similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations, of the securities on such system on the Date of Grant, as reported in such system. he closing sale price of Shares, which shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation, or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotation for such day on such system. If neither clause (i) nor clause (ii) is applicable, the fair market value shall be determined by the Committee by any fair and reasonable means as determined in its sole discretion.

         (q) "Holder" shall mean, at each time of reference, each person with respect to whom an Award is in effect; and provided, further, that to the extent provided under, and subject to the conditions of, the Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

         (r) "Parent" means VTEL Corporation, a Delaware corporation.

         (s) "Plan" shall mean this VTEL Corporation 1998 Restricted Stock Plan.

         (t) "Plan Year" shall mean the Parent's fiscal year.

         (u) "Potential Change In Control" shall mean the first to occur of (i) approval by shareholders of an agreement by the Parent, the consummation of which would result in a Change in Control; or (ii) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan) of securities of the Company representing 25% or more of the combined voting power of the Parent's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control has occurred for purposes of this Plan.

         (v) "Restriction(s)" "Restricted" and similar shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" of such Available Shares, as those terms are defined under
Section 83(a)(1) of the Code.

         (w) "Restricted Period" shall mean the period during which Restricted Shares shall be subject to Restrictions.

         (x) "Restricted Shares" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

         (y) "Restricted Share Award" shall mean the award of Restricted Shares.

         (z) "Restricted Share Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

         (aa)     "Section 162(m) Maximum" shall mean 250,000 Shares.

         (bb)     "Share(s)" shall mean a share or shares of Common Stock.

         (cc) "Subsidiary" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

         (dd)     "1933 Act" shall mean the Securities Act of 1933, as amended.

         (ee) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         3. Award of Available Shares. As of the Effective Date, 1,000,000 Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, or the Award shall be paid in cash, the Available Shares subject to such Award (or with respect to which the Award is measured), shall remain Available Shares. No person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive Awards pursuant to this Plan in any Plan Year which relate to Shares which exceed the Section 162(m) Maximum.

         4.       Awards.

         (a) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee which is not prohibited by the terms of the Plan. As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay an amount, which amount may not be less than the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if full payment of such amount is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

         (b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 9th anniversary of the Date of Grant.

         (c) Without limitation, the Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

         (d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a Holder of unrestricted Shares except that the Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the agreement granting the Restricted Share Award, as reasonably determined by the Committee will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

         5.       Conditions for Grant of Awards.

         (a) Without limitation, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

         (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

         (c) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

         (d) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

         (e) The Committee shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Award.

         (f) Without limitation, each Award may provide for the issuance of Available Shares for consideration consisting of such consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

         6. Termination of Award. Each Award shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case, unless expressly provided to the contrary in the Award, the Restricted portion of an Award shall automatically and without notice be canceled and become null and void on the date that Holder ceases to be employed by the Company for any reason other than death or Disability.

         7.       Acceleration.

         (a) Unless expressly provided to the contrary in the Award, in the event the Holder ceases to be employed by the Company by reason of the Holder's death, or Disability, the Restricted Period shall terminate, and all Restrictions shall lapse, as of the day before the date of Holder's death or Disability.

         (b) In the event of either a Change in Control, or a Potential Change in Control, unless otherwise expressly provided in the Award (i) the Restricted Period shall terminate, and all Restrictions shall lapse, and (ii) the value of all outstanding Restricted Shares shall be cashed out on the basis of the Change in Control Price, effective as the date of the Change in Control, or on such other date as the Committee may determine prior to the Change in Control.

         8. Adjustment of Available Shares.

         (a) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event an appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award.

         (b) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale for adequate consideration, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent;
(5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

         9. Transferability of Awards. Unless otherwise expressly provided in the Award, each Award shall provide that the Holder shall not be permitted to transfer (which includes, without limitation, a sale, pledge, assignment or other disposition) the Restricted Shares, except by will or the laws of descent and distribution; and if a transfer of any type is permitted under the express terms of the Award, the Restrictions shall remain in effect subsequent to such transfer.

         10. Issuance of Shares. Except as otherwise provided in Section 4(a), no Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until the Restrictions shall have lapsed and certificates representing such Common Stock shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Common Stock with respect to which Restrictions have lapsed, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation, or shareholder agreement including, but not limited to, the following:

                  (i) a representation, warranty or agreement by the Holder to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

         11.      Administration of the Plan.

         (a) The Plan shall be administered by the Compensation Committee of the Board and, except for the powers reserved to the Board in Section 14 hereof, the Committee shall have all of the administrative powers under Plan.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

         (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

         (d) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

         (e) In particular, and without limitation, the Committee shall have the authority, consistent with the terms of the Plan:

                  (i) to select the officers, and other key employees to whom Awards may from time to time be granted hereunder;

                  (ii) to determine whether and to what extent Awards are to be granted hereunder to one or more eligible persons;

                  (iii) to determine the number of Shares to be covered by each such Award granted hereunder;

                  (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by the Plan;

         (f) The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret any and all of the terms and provisions of the Plan and any and all Awards issued under the Plan (and any agreements relating thereto), which decisions shall not be subject to review; and to otherwise supervise the administration of the Plan; provided, however, that to the extent that this Plan otherwise requires the approval of the Board or the shareholders of the Parent, all decisions of the Committee shall be subject to such Board or shareholder approval. Subject to the foregoing, and without limitation, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Holders.

         12. Tax Withholding. On or immediately prior to the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash or in Shares (but in shares only if expressly provided with the Award or upon approval of the Committee), including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise vested with respect to such Holder with respect to such Award the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided, further, without limitations, that the Committee may require that such payment be made in cash.

         13.      Interpretation.

         (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         (e) The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.

         (f) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         14. Amendment and Discontinuation of the Plan. The Board, may from time to time amend the Plan; provided, however, that no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) extend the termination date of the Plan; (c) increase the Section 162(m) Maximum; or (d) make any change for which applicable law or regulatory authority (including the regulatory authority of the market on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure all deductibility of compensation received under the Plan under Section 162(m) of the Code 24; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder. Solely for purposes of computing the Section 162(m) Maximum, if any Award(s) previously granted is canceled and new Award(s) granted with more favorable terms, as generally defined in applicable Treasury regulations, under some circumstances, as reasonably determined by the Committee, both the initial Award(s) and the replacement Award(s) will be deemed to be outstanding (although the canceled Award(s) will not deemed outstanding for any other purposes).

         15. Section 83(b) Election. As a result of receiving an Award a Holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such federal and state income withholding as the Committee may reasonably require in its sole and absolute discretion.

         16. Effective Date and Termination Date. The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date; provided, however, that unless approved by the shareholders of the Company in the manner described under Section 422 of the Code on or before the first anniversary of its Effective Date, the Plan shall be terminated retroactive to its Effective Date and all Awards granted thereunder shall be null and void ab initio.

                                               VTEL CORPORATION


                                               ---------------------------------